Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

		Original	Beginning			Current
	Certificate	Certificate	Certificate			Realized
Class	Rate	Balance	Balance	Interest	Principal	Loss
AS-1	1.3200%	137,788,000.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000
AS-2	1.4900%	141,057,000.00	40,839,579.80	52,399.45	4,838,563.58	0.00
Factors per Thousand				0.37147713	34.30218692
AS-3	1.1400%	190,443,000.00	190,443,000.00	186,951.55	0.00	0.00
Factors per Thousand				0.98166669	0.00000000
MS-1	1.9400%	22,084,000.00	18,816,209.88	31,433.52	393,645.85	0.00
Factors per Thousand				1.42336171	17.82493434
MS-2	2.3400%	23,463,000.00	19,992,223.00	40,284.33	418,248.72	0.00
Factors per Thousand				1.71693006	17.82588416
BS	4.0900%	12,423,000.00	10,584,118.06	37,276.68	221,425.79	0.00
Factors per Thousand				3.00061821	17.82385817
Pool I		527,258,000.00	280,675,130.74	348,345.53	5,871,883.94	0.00
Totals				0.66067377	11.13664267

AN	1.5900%	55,395,000.00	20,277,416.99	27,763.16	453,751.02	0.00
Factors per Thousand				0.20149186	3.29310985
MN	2.3400%	2,229,000.00	2,229,000.00	4,491.44	0.00	0.00
Factors per Thousand				0.03259674	0.00000000
BN	4.0900%	4,457,000.00	4,457,000.00	15,697.31	0.00	0.00
Factors per Thousand				0.11392364	0.00000000
Pool II		62,081,000.00	26,963,416.99	47,951.91	453,751.02	0.00
Totals				0.09094582	0.86058632

Totals		589,339,000.00	307,638,547.73	396,297.44	6,325,634.96	0.00

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total Class		Ending
	Principal	Total	Certificate
Class	Distribution	Distribution	Balance
AS-1	0.00	0.00	0.00
Factors per Thousand	0.00000000	0.00000000	0.00000000
AS-2	4,838,563.58	4,890,963.03	36,001,016.22
Factors per Thousand	34.30218692	34.67366405	255.22318084
AS-3	0.00	186,951.55	190,443,000.00
Factors per Thousand	0.00000000	0.98166669	1000.00000000
MS-1	393,645.85	425,079.37	18,422,564.03
Factors per Thousand	17.82493434	19.24829605	834.20413105
MS-2	418,248.72	458,533.05	19,573,974.28
Factors per Thousand	17.82588416	19.54281422	834.24857350
BS	221,425.79	258,702.47	10,362,692.27
Factors per Thousand	17.82385817	20.82447637	834.15376882
Pool I	5,871,883.94	6,220,229.47	274,803,246.80
Totals	11.13664267	11.79731644	521.19312898

AN	453,751.02	481,514.18	19,823,665.97
Factors per Thousand	8.19119090	8.69237621	357.86020345
MN	0.00	4,491.44	2,229,000.00
Factors per Thousand	0.00000000	2.01500224	1000.00000000
BN	0.00	15,697.31	4,457,000.00
Factors per Thousand	0.00000000	3.52194525	1000.00000000
Pool II	453,751.02	501,702.93	26,509,665.97
Totals	7.30901596	8.08142475	427.01738004

Totals	6,325,634.96	6,721,932.40	301,312,912.77

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	1.3200%	0.00	0.00	0.00	0.00
AS-2	52,399.45	1.4900%	0.00	0.00	0.00	0.00
AS-3	186,951.55	1.1400%	0.00	0.00	0.00	0.00
MS-1	31,433.52	1.9400%	0.00	0.00	0.00	0.00
MS-2	40,284.33	2.3400%	0.00	0.00	0.00	0.00
BS	37,276.68	4.0900%	0.00	0.00	0.00	0.00
AN	27,763.16	1.5900%	0.00	0.00	0.00	0.00
MN	4,491.44	2.3400%	0.00	0.00	0.00	0.00
BN	15,697.31	4.0900%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	9,518,517.30
Monthly Advances	0.00
(Servicing Fee)	(106,218.55)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	9,412,298.75

Bond Interest Distributed	348,345.53
Bond Principal Distributed	5,871,883.94
Escrow Fee	35,084.39
Amounts transferred to the Owner Trustee	3,156,984.89

9,412,298.75

Prior Three Months Weighted Average Loan Interest Rate

12/31/03	01/31/04	02/29/04
6.4464%	6.3486%	6.3443%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		313,603,498.04
Aggregate Ending Principal Balance of Loans		307,042,733.86
Principal Prepayments (No. / Amt)	6	5,673,439.76
Curtailments		0.00
Excess and Monthly Payments		887,324.42
Recoveries on Previous Realized Losses		1,239,287.44
Interest Received		1,718,465.68
Compensating Interest		2,128.51
Realized Losses (Current / Cumulative)	0.00	27,558,684.94
Excess Spread		2,468,104.65
Spread Amount		32,239,487.06
Specified Subordinated Amount		32,239,487.06
Weighted Average Loan Interest Rate		6.3134%
LIBOR Rate		1.0900%
Auction Rate		1.1400%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	513,576.33
Monthly Advances	0.00
(Servicing Fee)	(10,749.92)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	502,826.41

Bond Interest Distributed	47,951.91
Bond Principal Distributed	453,751.02
Escrow Fee	1,123.48
Amounts transferred to the Owner Trustee	0.00

502,826.41

Prior Three Months Weighted Average Loan Interest Rate

12/31/03	01/31/04	02/29/04
5.9650%	5.9426%	5.9434%

Collateral Information

Accelerated Principal Distribution		113,630.35
Aggregate Beginning Principal Balance of Loans		29,561,076.99
Aggregate Ending Principal Balance of Loans		29,220,956.32
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		340,120.67
Recoveries on Previous Realized Losses		13,727.87
Interest Received		159,727.79
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	8,543,913.62
Excess Spread		113,630.35
Spread Amount		5,478,929.31
Specified Subordinated Amount		5,478,929.31
LOC Available Amount		2,767,638.96
LOC Available Amount as percentage of Pool Principal Balance		10.44%
Weighted Average Loan Interest Rate		5.9438%
LIBOR Rate		1.0900%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

Exhibit L

Outstanding Balance – Pool I	307,042,733.86
# Accounts	452

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	215	157,746,914.16	51.38%
Delinquent 30-59 Days	4	2,367,010.78	0.77%
Delinquent 60-89 Days	3	3,365,493.52	1.10%
Delinquent 90 and Over	1	1,109,393.24	0.36%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	223	164,588,811.70	53.60%

Outstanding Balance – Pool II	29,220,956.32
# Accounts	90

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	36	12,067,102.01	41.30%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	253,186.59	0.87%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	37	12,320,288.60	42.16%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	290	1,000	852	852	852	532
(iii)	0	34	0	18	18	18	11
(v)	0	0	1	1	2	3	1
(vi)	0	40	0	0	0	0	11
(vii)	0	0	0	0	0	0	0
(viii)	0	6	0	0	0	0	2
(xv) (a, b & c)	0	255	1,000	834	834	834	521

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	366	1,000	1,000	434
(iii)	8	0	0	7
(v)	1	2	4	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	6	0	0	5
(xv) (a, b & c)	358	1,000	1,000	427

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: Determination Date: Distribution Date:	03/31/2004 04/12/2004 04/15/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300